UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018 (May 4, 2018)

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

63 Market Street Venice, California		90291
(Address of Principal Executive Offices)		(Zip Code)

(310) 399-3339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2018, we and Andrew Vollero, our Chief Financial Officer, agreed that he will depart Snap. On May 7, 2018, we entered into a transition agreement with Mr. Vollero. Mr. Vollero will continue to serve as our Chief Financial Officer until May 15, 2018, and will transition to a non-employee advisor through August 15, 2018 to ensure an effective transition of his duties and responsibilities. Under the transition agreement, Mr. Vollero will receive one year of his current base salary and one year of COBRA premiums together in one lump sum, and we will accelerate vesting of all unvested restricted stock units held by him. While he serves as our advisor, Mr. Vollero will be paid the same base rate that he received as Chief Financial Officer at the time of his departure.

Mr. Vollero has confirmed that this transition is not related to any disagreement with us on any matter relating to our accounting, strategy, management, operations, policies, or practices (financial or otherwise). The foregoing description of Mr. Vollero’s transition agreement is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference.

“I am deeply grateful for Drew and his many contributions to the growth of Snap” said Evan Spiegel, Chief Executive Officer. “He has done an amazing job as Snap’s first CFO, building a strong team and helping to guide us through our transition to becoming a public company. The discipline that he has brought to our business will serve us well into the future. We wish Drew continued success and all the best.”

The compensation committee of the board of directors appointed Tim Stone as Chief Financial Officer with an expected start date of May 16, 2018. Mr. Stone will have an annual salary of $500,000. In addition, Mr. Stone will be awarded restricted stock units with a value of $20,000,000 and 500,000 options to purchase shares of our Class A common stock, all of which are subject to time-based vesting. The foregoing description of Mr. Stone’s offer letter is qualified in its entirety by reference to the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference.

Tim Stone, age 51, has been employed at Amazon.com Inc. since March 1998. Mr. Stone currently serves as Vice President of Finance and served as Vice President of Physical Stores from August 2017 until February 2018. Prior to that, Mr. Stone served as Vice President of Finance from May 2010 until August 2017 in different roles overseeing financial planning and analysis, investor relations, and various businesses, including Amazon Web Services & Digital Content and Amazon Devices and eBooks. Mr. Stone holds a B.S. in Accounting from the University of Southern California.

Mr. Stone does not have any family relationship with any of our board of directors or any executive officer. There are no relationships or related transactions between Mr. Stone and us that would be required to be reported.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transition Agreement, by and between Snap Inc. and Andrew Vollero, dated May 7, 2018.

10.2	Offer Letter, by and between Snap Inc. and Tim Stone, dated May 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

Date: May 7, 2018	By:	/s/ Michael O’Sullivan
Michael O’Sullivan
General Counsel